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                                                                    Exhibit 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-38521, 333-38523, 333-38525, 333-38527,
333-38531, 333-38533, 333-38537, 333-38539, 333-48167 and 333-61395), Form S-4
(Nos. 333-61401 and 333-47926) and Form S-3 (No. 333-64979) of Security Capital
Group Incorporated of our report dated 14 March 2001 relating to the financial statements of Security Capital U.S. Realty, which is included in the Security Capital Group Incorporated Annual Report on Form 10-K. We also consent to the references to us under the heading "Experts" in the aforementioned Forms S-4 and S-3.


PricewaterhouseCoopers S.a.r.l.             Luxembourg, 16 March 2001
Reviseur d'entreprises
Represented by


Pascal Rakovsky